CONSENT OF MESSRS. BATTLE FOWLER





                  We consent to the reference to our Firm in the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Georgia Daily Municipal Income Fund, Inc. as filed with the Securities and Exchange Commission on June 8, 1998.


                                                     BATTLE FOWLER LLP



New York, New York
June 8, 1998



721818.1
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